UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2005

TRIKON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26482	95-4054321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ringland Way, Newport, South Wales NP18 2TA,

United Kingdom

(Address of principal executive offices, including zip code)

44-1633-414-000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 15, 2005, Trikon Technologies, Inc. (“Trikon”) and Aviza Technology, Inc. (“Aviza”) issued a joint press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2005, by and among Trikon, Aviza, Baseball Acquisition Corp. I (“Trikon Merger Sub”), Baseball Acquisition Corp. II (“Aviza Merger Sub”) and New Athletics, Inc., a newly formed Delaware corporation (“New Athletics”). Under the terms of the Merger Agreement, Trikon Merger Sub, a wholly-owned subsidiary of New Athletics, will merge with and into Trikon (the “Trikon Merger”), and Aviza Merger Sub, a wholly-owned subsidiary of New Athletics, will merge with and into Aviza (the “Aviza Merger”). Upon consummation of the mergers, the separate corporate existences of Trikon Merger Sub and Aviza Merger Sub will thereupon cease and Trikon and Aviza will continue as wholly-owned subsidiaries of New Athletics.

In the Trikon Merger, each outstanding share of common stock of Trikon will be exchanged for 0.333 shares (the “Trikon Exchange Ratio”) of common stock of New Athletics. In addition, each outstanding option and warrant to purchase shares of Trikon common stock will be assumed by New Athletics and will thereafter represent the right to purchase a number of shares of New Athletics common stock based on the Trikon Exchange Ratio, and the exercise price per share will be adjusted accordingly.

In the Aviza Merger, (i) each outstanding share of common stock of Aviza will be exchanged for a number of shares of New Athletics common stock equal to the Aviza Exchange Ratio, (ii) each outstanding share of Series A Preferred Stock of Aviza will be exchanged for a number of shares of New Athletics common stock equal to the product of (x) the number of shares of Aviza common stock into which such share of Aviza Series A Preferred Stock would have been convertible immediately prior to the effective time of the Aviza Merger multiplied by (y) the Aviza Exchange Ratio, and (iii) each outstanding share of non-voting, redeemable Series B Preferred Stock of Aviza will remain outstanding. In addition, each outstanding option to purchase shares of Aviza common non-voting, redeemable stock will be assumed by New Athletics and will thereafter represent the right to purchase a number of shares of New Athletics common stock based on the Aviza Exchange Ratio, and the exercise price per share will be adjusted accordingly. Each outstanding warrant to purchase Aviza Series A Preferred Stock that remains unexercised at the effective time of the Aviza Merger will be cancelled. The holders of such warrants have executed an irrevocable election to net exercise their warrants prior to the effective time. The “Aviza Exchange Ratio” means the quotient obtained by dividing 8,325,000 by, as of immediately prior to the effective time of the Aviza Merger, the sum of all shares of Aviza common stock then (i) issued and outstanding; (ii) issuable upon the conversion of all shares of Aviza Series A Preferred Stock then issued and outstanding; (iii) issuable upon the exercise of all Aviza options then unexercised, unexpired and outstanding and (iv) issuable upon the conversion, exercise or exchange of any other securities then issued and outstanding.

Immediately after completion of the mergers, the New Athletics board of directors will consist of seven directors, including three current members of the Trikon board, three current members of the Aviza board, and one member who is not affiliated with Trikon or Aviza. In addition, John Macneil, Trikon’s chief executive officer, has entered into an employment agreement with New Athletics which will become effective upon closing of the mergers.

Concurrently with entering into the Merger Agreement, Trikon and New Athletics entered into a Stockholder Agreement with VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P. (collectively, “VPVP”). Under the terms of the Stockholder Agreement, among other commitments, VPVP will guarantee certain obligations of New Athletics and Aviza under a credit facility with a third-party commercial bank. In consideration for the guarantee, New Athletics will issue to VPVP warrants to purchase 333,333 shares of New Athletics common stock.

The consummation of the merger is subject to the approval of our stockholders and other customary closing conditions. The requisite approval of the stockholders of Aviza has already been obtained. New Athletics intends to account for the transaction as a “purchase” of Trikon by Aviza for financial reporting and accounting purposes, in accordance with U.S. generally accepted accounting principals. The merger is expected to close in the second or third quarter of 2005.

The forgoing description of the Merger Agreement and Stockholder Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and Stockholder Agreement. Copies of the Merger Agreement and Stockholder Agreement are attached hereto as exhibit 2.1 and 99.1, respectively, and are each incorporated herein by reference.

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Item 8.01 Other Items

On March 15, 2005, Trikon and Aviza issued a joint press release announcing that the execution of the Merger Agreement. A copy of this press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Additional Information and Where to Find It

The new company intends to file with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed merger transaction involving Aviza and Trikon. Investors and security holders of Trikon are urged to read the proxy statement that will be contained in the registration statement filed by the new company and the other relevant documents when they become available because they will contain important information about the new company, Aviza and Trikon and the proposed merger transaction. Investors and security holders of Trikon may obtain free copies of the proxy statement and the other relevant documents filed with the Securities and Exchange Commission (when they become available) at the Securities and Exchange Commission’s website at http:/www.sec.gov and may also obtain free copies of the proxy statement (when it becomes available) by writing to Trikon Technologies, Inc., Ringland Way, Newport, South Wales NP18 2TA, United Kingdom, Attention: Investor Relations. Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Trikon in connection with the proposed transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Trikon with the SEC.

Item 9.01 Financial Statements and Exhibits

Exhibit Number
2.1	Agreement and Plan of Merger By and Among Trikon Technologies, Inc., Aviza Technology, Inc., New Athletics, Inc., Baseball Acquisition Corp. I, and Baseball Acquisition Corp. II, dated as of March 14, 2005

99.1	Stockholder Agreement by and among New Athletics, Inc., Trikon Technologies, Inc., VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P, dated as of March 14, 2005

99.2	Trikon Technologies, Inc. press release dated March 15, 2005, announcing merger with Aviza Technology, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIKON TECHNOLOGIES, INC.

By:	/s/ William J. Chappell
William J. Chappell Chief Financial Officer

Date: March 15, 2005

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger By and Among Trikon Technologies, Inc., Aviza Technology, Inc., New Athletics, Inc., Baseball Acquisition Corp. I, and Baseball Acquisition Corp. II, dated as of March 14, 2005

99.1	Stockholder Agreement by and among New Athletics, Inc., Trikon Technologies, Inc., VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P, dated as of March 14, 2005

99.2	Trikon Technologies, Inc. press release dated March 15, 2005, announcing merger with Aviza Technology, Inc.

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